EXHIBIT 99.1

Outcomes of Burn Patients Treated with Cell Spray Technology Behind RenovaCare SkinGun™ Published in Prestigious Medical Journal

New York & Pittsburgh – April 27, 2017 - RenovaCare, Inc. (OTCQB: RCAR), highlighted an analysis of treatment results on a variety of wide-area and severe burn injuries published in Burns, the peer-reviewed Journal of the International Society for Burn Injuries. The treatment method, which involved isolating and spraying the patient’s own skin stem cells on the burn wounds, is the technology underlying RenovaCare’s patented CellMist™ and SkinGun™*.

“The early cell spray technology which was used to successfully treat a wide spectrum of burn injuries to some of the largest body areas ever treated with stem cell transplantation, has been engineered into today’s RenovaCare SkinGun™ device,” explained Mr. Thomas Bold, President and CEO of RenovaCare, Inc.

The results, published in August 2016, report the retrospective analysis of outcomes in 45 severe second-degree burn patients who received skin stem cell spray grafting treatment under an innovative practice approach.

The patients suffered burn wounds such as gas and chemical explosions, as well as electrical, gasoline, hot water and tar scalding burns. Click here to see before-after photos

“In the case of one patient with severe electrical burns to over one-third of his body, his wounds were sprayed with 23 million stem cells isolated from a tiny 2” x 2” sample of his own skin. Within five days of treatment, his chest and arms were already healed. Four days later, the patient was discharged from the hospital,” said Mr. Bold.

“These published analyses are especially encouraging to us because patients were successfully treated with the technology no matter what the source of the burn,” concluded Mr. Bold.

Six Burn Causes: Patient Results and PhotosClick here to see before-after photos

According to the Burns article authors, regardless of the burn type, cell spray showed quick healing (“fast epithelialization”), along with other benefits. "Cell-spray grafting is also especially suitable for hands and joint areas, where prolonged times to re-epithelization may significantly impact functionality and esthetic outcome," said the report.

Other findings in the article, following cell spray with the technology include:

Gas Explosion Patient

A gas explosion caused burns to the upper right arm and partial right chest area of a 43- year-old man who also suffered orthopedic injuries. "There was no evidence of hypertrophic(abnormal enlargement of an organ) scarring throughout the prior burn area, and his only functional impairment ... was due to his wrist injury," concluded the report.

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Chemical Explosion Burn

A 37-year-old patient suffered serious burns to his arms and hands as a result of a potassium nitrate explosion. The report observed the following outcome: "... the areas of autografts were noted to be almost indiscernible with the normal skin ... The patient maintained a full range of motion in all extremities without restriction."

Electrical Burn

After grabbing a live electrical wire a 35-year-old male received deep burns to the head, chest, abdomen, back, right hand and foot. Doctors indicated a full recovery to the affected areas in the article: “... all of the areas treated with cell spray grafting were noted as completely healed and re-epithelialized ... the patient had a functional range of motion in all extremities."

Gasoline Flame Burn

A gasoline flame injury to an 18-year-old male resulted in burns to the arms and legs. Forty-five million cells were obtained from the patient and used to spray the entire burn wound surface. "Wounds were completely healed by ... and there was no evidence of ... scarring or contractures, and the patient demonstrated a full range of motion in all extremities," the article said.

Hot Water Scalding

A hot water scalding injury covered a 43-year-old patient’s upper left arm, shoulder, back and torso. His post cell spray treatment provided the following results: "A 100% re-epithelialization was noted and the patient was discharged that day with instructions to apply Eucerin moisturizer to the wound ... the patient was also noted to have a full range of motion in his extremities,” according to the article.

Hot Tar Scalding

Hot tar burned a 43-year-old man’s right arm, right hand and midsection and within seven days of treatment the article concluded: “… all areas were noted to be healed and re-epithelialized and the patient was discharged.”

The Burns article titled, “Second-degree burns with six etiologies treated with autologous noncultured cell-spray grafting”, by: Roger Esteban-Vives, Myung S. Choi, Matthew T. Young, Patrick Over, Jenny Ziembicki, Alain Corcos, and Jörg Gerlach, was published by Elsevier in the November 2016 issue of Burns (Nov;42(7):e99-e106. doi: 10.1016/j.burns.2016.02.020. Epub 2016 Aug 25).

Copies of the article are available to credentialed journalists upon request; please contact Elsevier's Newsroom at newsroom@elsevier.com or +31 20 485 2492.

Study authors, Dr. Roger Esteban-Vives and Dr. Jörg Gerlach currently have a financial interest in the SkinGun™ spray-grafting technology through payments from RenovaCare, Inc. Dr. Esteban-Vives, who currently Director of Cell Sciences at RenovaCare, Inc., was a postdoctoral fellow at the University of Pittsburgh when this work was conducted and did not have such financial interest at that time.

*RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the company’s planned or filed submissions to the U.S. Food and Drug Administration, if any, will be accepted or cleared by the FDA.

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About Burns

Burns aims to foster the exchange of information among all engaged in preventing and treating the effects of burns. The journal focuses on clinical, scientific and social aspects of these injuries and covers the prevention of the injury, the epidemiology of such injuries and all aspects of treatment including development of new techniques and technologies and verification of existing ones. Regular features include clinical and scientific papers, state of the art reviews and descriptions of burn-care in practice.

About RenovaCare

RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds. RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company's technologies, technical problems with the Company's research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

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Scott McGowan, 800-992-6299
scott@trendlogicpr.com

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Burn Patients Treated with Technology Behind RenovaCare SkinGun™

Chemical Explosion

Before
After

Gas Explosion

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After

Gasoline Burn

Before
After

Hot Tar Scald

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After

Hot Water Scald

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After

Electrical Burn

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After

Source: Burns, Journal of the International Society for Burn Injuries

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